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                                                                    Exhibit 99.3


                           ACTION REQUIRING CONSENT

             CONSENT SOLICITED BY AMERICA FIRST CAPITAL ASSOCIATES
                           LIMITED PARTNERSHIP FIVE

            AMERICA FIRST FINANCIAL FUND 1987-A LIMITED PARTNERSHIP RECOMMENDS THAT BUC HOLDERS CONSENT TO THE FOLLOWING PROPOSAL.

   I. The approval and adoption of the Agreement and Plan of Merger, dated May 8, 1997, by and among Bay View Capital Corporation, America First Eureka Holdings, Inc., America First Financial Fund 1987-A Limited Partnership and America First Capital Associates Limited Partnership Five, and the transactions contemplated thereby.

               [ ] CONSENT       [ ] WITHHOLD        [ ] ABSTAIN



Please date and sign as name
is imprinted hereon, including
designation as executor,
trustee, etc.  if applicable.
A corporation must sign  in its
name by the president or other
officers.  All co-owners must sign.


Signature:-------------------------------Date--------------

Signature:-------------------------------Date--------------